EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund, Select Ten Portfolio--1997 Series 4, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-31201 of our report dated September 3, 1997, relating to the Statement of Condition of Equity Investor Fund, Select Ten Portfolio--1997 Series 4, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 3, 1997